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                                                                  Exhibit 99.(j)

    Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus in Part A, and "Other Information - Independent Registered Public Accounting Firm" in Part B and to the incorporation by reference of our report dated February 20, 2005 on the financial statements and financial highlights of EquiTrust Variable Insurance Series Fund in Post Effective Amendment No. 24 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-12791) and related Prospectus of EquiTrust Variable Insurance Series Fund.

                                                           /s/ERNST & YOUNG LLP

Des Moines, Iowa
April 26, 2005